SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CERUS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0262011
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2411 Stanwell Drive, Concord, California	94520
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒1

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	The NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Share Purchase Rights

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The Preferred Stock Purchase Rights were originally registered under Section 12(g) of the Act, but they became automatically registered under Section 12(b) when The Nasdaq Stock Market became a national securities exchange.

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EXPLANATORY NOTE

This Form 8-A/A is filed by Cerus Corporation (the “Registrant”) to reflect the expiration of the preferred share purchase rights (the “Rights”) registered on the Form 8-A filed by the Registrant on October 30, 2009.

Item 1.	Description of Registrant’s Securities to Be Registered.

On March 1, 2019, the Registrant entered into a Second Amendment to Rights Agreement (the “Amendment) with Equiniti Trust Company (the “Rights Agent”) to amend that certain Rights Agreement, dated as of November 3, 1999, with Norwest Bank Minnesota, N.A., a predecessor to the Rights Agent, which was subsequently amended as of August 6, 2001 and October 28, 2009 (the “Rights Agreement”).

The Amendment accelerates the expiration of the Registrant’s preferred share purchase rights (the “Rights”) from the close of business on October 27, 2019, to the close of business on March 1, 2019, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Registrant’s common stock pursuant to the Rights Agreement expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.3 and incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Registrant, as amended to date (which includes the Certificate of Designation of Series C Junior Participating Preferred Stock) (1)

3.2	Certificate of Eliminations of Series A Preferred Stock and Series C Junior Participating Preferred Stock of Cerus Corporation (2)

4.1	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between the Registrant and Equiniti Trust Company, as successor to Wells Fargo Bank, N.A., successor to Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.) (3)

4.2	Amendment to Rights Agreement, dated as of October 28, 2009, between the Registrant and Wells Fargo Bank, N.A. (which includes the Form of Right Certificate as Exhibit B thereto) (3)

4.3	Second Amendment to Rights Agreement by and between Registrant and Equiniti Trust Company, dated March 1, 2019 (2)

(1)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999, and incorporated by reference herein.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), as filed with the Securities and Exchange Commission on March 5, 2019.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-21937), filed with the SEC on October 30, 2009, and incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 5, 2019	CERUS CORPORATION

	By:	/s/ Chrystal Menard

	Name: Title:	Chrystal Menard Chief Legal Officer and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Registrant, as amended to date (which includes the Certificate of Designation of Series C Junior Participating Preferred Stock) (1)

3.2	Certificate of Eliminations of Series A Preferred Stock and Series C Junior Participating Preferred Stock of Cerus Corporation (2)

4.1	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between the Registrant and Wells Fargo Bank, N.A., as successor to Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.) (3)

4.2	Amendment to Rights Agreement, dated as of October 28, 2009, between the Registrant and Wells Fargo Bank, N.A. (which includes the Form of Right Certificate as Exhibit B thereto) (3)

4.3	Second Amendment to Rights Agreement by and between Registrant and Wells Fargo Bank, N.A., dated March 1, 2019 (2)

(1)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999, and incorporated by reference herein.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-21937), as filed with the Securities and Exchange Commission on March 5, 2019.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-21937), filed with the SEC on October 30, 2009, and incorporated by reference herein.

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